TIME BROKERAGE AGREEMENT

                                       for

                                     KPLR-TV

                                 by and between

                   KOPLAR COMMUNICATIONS TELEVISION, L.L.C.

                                      &

                           KOPLAR COMMUNICATIONS, INC.

                                       and

                            ACME TELEVISION LICENSES

                                       OF

                                 MISSOURI, INC.

                                      &

                          ACME TELEVISION HOLDINGS, LLC

                            TIME BROKERAGE AGREEMENT

     This Agreement ("Agreement") is dated this eighth day of September 1997 and is by and between KOPLAR COMMUNICATIONS TELEVISION, L.L.C., ("KCT "), a limited liability company formed under the laws of the State of Missouri, KOPLAR COMMUNICATIONS, INC. ("Koplar"), a corporation formed under the laws of the State of Missouri (KCT and Koplar are collectively referred to herein as "Licensee" unless the context requires otherwise), ACME TELEVISION LICENSES OF MISSOURI, INC. ("Broker"), a corporation formed under the laws of the State of Missouri, and ACME TELEVISION HOLDINGS, LLC ("ACME"), a limited liability company formed under the laws of the State of Delaware.


     WHEREAS, Licensee holds licenses and other authorizations from the Federal Communications Commission ("FCC") for KPLR-TV in St. Louis, Missouri (the "Station"); and

     WHEREAS, ACME, the parent company of Broker, and Koplar, the controlling member of Licensee, and the Shareholders of Koplar (the "Selling Shareholders") are parties to a certain Stock Purchase Agreement (the "Purchase Agreement") dated July 29, 1997 for the sale of all the stock in Koplar; and

     WHEREAS, ACME intends to assign its obligations and rights under the Purchase Agreement to ATLMI in accordance with and subject to Section 12.2 of the Purchase Agreement; and

     WHEREAS, the parties hereto have carefully considered the FCC's time brokerage policies for television stations and intend that this Agreement in all respects comply with such policies; and

     WHEREAS, Licensee agrees to provide time on the Station to Broker on terms and conditions that conform with policies of the Station and the FCC for time brokerage arrangements and that are as set forth herein; and

     WHEREAS, Broker agrees to utilize the facilities of the Station solely to broadcast programming that conforms with the policies of Licensee and the rules and policies of the FCC, all as set forth herein;

     NOW, THEREFORE, in light of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:


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                  ARTICLE I: PROVISION OF PROGRAMMING

SECTION 1.1.      BROKER'S USE OF STATION FACILITIES

         Licensee shall make the Station's broadcast transmission facilities available to Broker beginning on the commencement of the Term specified in
Section 1.2 of this Agreement, subject to the provisions of this Agreement. The Licensee shall make the foregoing facilities available to Broker one hundred sixty-eight (168) hours per week, Sunday through Saturday, except for (a) downtime occasioned by maintenance, (b) time utilized by the Licensee to comply with applicable law or to fulfill its obligations under the Communications Act of 1934, as amended (the "Act"), or the rules and policies of the FCC, and (c) time necessary to comply with Licensee's agreements with program suppliers (the "Program Contracts"), including but not limited to The WB Network, which are in effect as of the date of this Agreement. Upon commencement of the Term, Broker may provide programming to be broadcast on the Station for the entire 168-hour weekly period subject to (a) any diminution under this Agreement, and (b) the provisions of Section 1.3. At Broker's option, the programming may originate from Licensee's studios.

SECTION 1.2.      TERM OF PROGRAMMING OBLIGATION

         The term of this Agreement (the "Term") shall commence on the same date (the "Effective Date") on which Broker places monies in escrow as required by the Escrow Agreement executed in connection with Section 9.4 of the Purchase
Agreement. The Term of this Agreement shall expire on the earlier of the (a) transfer of control of Koplar to ACME or its assignee as contemplated by the Purchase Agreement, (b) the termination of the Purchase Agreement prior to any distribution of the Escrow Funds to the Selling Shareholders, or (c) the date ten (10) years from the Effective Date: provided, that, at the option of Broker exercised at least ninety (90) days prior to the expiration of the Term, Broker and Licensee shall enter into good faith negotiations to extend this Agreement for another 10-year term under mutually agreeable terms and conditions. Notwithstanding anything contained herein to the contrary, in the event that the Escrow Funds have not been distributed to the Selling Shareholders when and as required by Section 3.3 of the Escrow Agreement, Koplar may terminate this Agreement upon ten (10) days notice to the other parties.

SECTION 1.3.      QUALITY AND NATURE OF PROGRAMMING

         (a) Any and all programming provided by Broker under this Agreement shall be in accordance with the Act and the rules and policies of the FCC. All advertising messages and promotional material or announcements shall comply with all applicable federal, state and local laws, regulations and policies.

         (b) The broadcast of all programming by Broker hereunder shall be subject to the supervision, direction and control of Licensee. Licensee shall have the full and
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unrestricted  right  to  delete  and  not  broadcast  all  or  any  part  of the programming provided by Broker which Licensee regards as being unsuitable for broadcast or the broadcast of which it believes would be contrary to the public interest.

         (c) Notwithstanding anything in this Agreement to the contrary, Licensee shall have the right to provide programming pursuant to programming agreements, the WB Affiliation Agreement and sports rights contracts in effect as of the Effective Date. It is contemplated that Licensee may make available additional programming under presently existing program contracts available to be aired on the Station: provided, that in no event shall Licensee enter into any new programming agreements after the Effective Date of this Agreement without the prior consent of Broker except to the extent that Licensee determines, in the exercise of its discretion, that such agreements are necessary to enable Licensee to comply with applicable law, including Licensee's obligations under the Act and FCC rules and policies.

SECTION 1.4.      MAINTENANCE OF STATION FACILITIES

         (a) Licensee shall be responsible for maintaining the transmission facilities of the Station and for ensuring compliance by the Station with the operating, reporting, and other requirements established by the Act and the FCC. Broker shall be responsible for paying all costs of repairing, maintaining and operating the Station and the business activities relating to the Station arising on or after the Effective Date subject to the terms and conditions of this Agreement. Such costs include but are not limited to the following:

            (1) all lease and real estate tax payments in connection with the real property owned or leased by Licensee for the Station's transmitter sites, tower, parking facilities and satellite uplink and downlink facilities, and any and all payments (including lease payments) for use of the Station's main studios and offices;

            (2) all personal property taxes in connection with the personal property relating to the Station;

            (3) utility bills for utility services at the transmitter site of the Station;

            (4) local exchange telephone service costs for the transmitter and studio locations of the Station;

            (5) maintenance of the transmitting facilities of the Station and of all equipment required by the FCC for the operation of the Station in compliance with the rules and policies of the FCC, including expenditures required to repair and replace equipment utilized by the Station;

            (6) salaries of Licensee's employees, payroll taxes, insurance benefits and related costs of all personnel employed by Licensee for the operation of the Station:
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


provided, that employee bonuses distributed after the Effective Date shall be prorated over the calendar year for 1997;


            (7)   costs of supplies and equipment repair;

            (8) premiums for insurance policies reasonably required with respect to Station assets or operations as determined by Licensee (with Broker named as an additional insured on all such insurance policies);

            (9) salaries and other expenses incurred prior to September 30, 1997 which have not been paid as of Effective Date;

            (10) all expenses and payments required by the Program Contracts as well as restructure payments to program suppliers for programming previously aired by the Station; and

            (11) all liabilities of Licensee which, by their terms, are required to be paid by the Licensee (whether or not incurred prior to or after the Effective Date), except for those liabilities to be paid out of the Escrow Fund pursuant to the Escrow Agreement.

         (b) Notwithstanding anything to the contrary in this Agreement, Licensee will consult with Broker on a weekly basis or as often as is reasonably required to develop a mutually agreeable budget for Station operations in each calendar year during the Term of this Agreement. To the extent expenditures in excess of any such budget are anticipated, Licensee will make commercially reasonable efforts to provide Broker with as much advance notice as is practicable and consult with Broker to reach a mutually agreeable determination of the expenditures to be made: provided, that Licensee shall retain the ultimate authority to decide which expenses are required to ensure the Station's compliance with applicable law and the Program Contracts and to preserve the business and goodwill of the Station. In no event, however, shall the authority of Edward J. Koplar ("Mr. Koplar"), president of the Licensee, with respect to the operation of the Station be less than the authority he would have as the Chief Executive Officer of Koplar Communications, Inc. pursuant to the Management Agreement included as Exhibit E to the Purchase Agreement.

         (c) If either party becomes aware that the Station has suffered any loss or damage of any nature to its transmission or studio facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, such party shall immediately notify the other party of the same. Broker shall, at its sole cost, undertake such repairs at its expense as are necessary to restore full-time operation of the Station with its maximum authorized facilities as expeditiously as possible following the occurrence of any such loss or damage.

         (d) During the Term of this Agreement, ACME will cause Broker to commence payments (the "Payments") to Mr. Koplar of the monies that would otherwise be due to Mr. Koplar upon execution of the Management Agreement attached as Exhibit E to the Purchase Agreement. Such payments shall be made in lieu of any other payments which Broker would otherwise be obligated to reimburse Koplar for the compensation paid to Mr. Koplar as an officer, director and employee of Koplar. The Payments shall be credited against any monies that ACME has to pay Mr.
Koplar upon execution of the Management Agreement (which will occur at the transfer of control of Koplar after the requisite FCC approval is obtained). The term of the Management Agreement will be reduced by a period of time measured from the date on which the Payments commence to the execution of the Management Agreement.

SECTION 1.5.      HANDLING OF MAIL

         Except as required to comply with the Act or FCC rules and policies, including those regarding the maintenance of the public inspection files (which shall at all times remain the responsibility of the Licensee), the Licensee shall not be required to receive or handle mail, faxes, or telephone messages in connection with programming provided by Broker unless the Licensee, at the request of Broker, has agreed in writing to do so. Notwithstanding anything herein to the contrary, Broker shall provide the Licensee with copies of any mail, faxes, or telephone messages concerning the programming furnished by Broker under this Agreement to permit Licensee to place copies thereof in the Station's public inspection files if required by applicable law, rule, or policy. Each party shall immediately notify the other upon its receipt of any inquiry or other communication from the FCC or member of the public which relates to matters covered by the Agreement. It shall be the responsibility of Licensee to respond to all communications from the FCC, although Licensee will consult with Broker prior to doing so if time permits.

SECTION 1.6.      STAFFING REQUIREMENTS AND EXPENSES

         (a) The Licensee shall, to the extent required by applicable law or policy, maintain a main studio within the Station's principal community contour. Throughout the Term of this Agreement, Licensee shall retain a General Manager and at least one other full-time employee and all other personnel, if any, required by the FCC for the Station.

         (b) In addition to the employees identified in subsection (a) of this section, Licensee may continue to employ such other personnel as Licensee deems appropriate and necessary, subject to the provisions of Section 1.4(b) of this Agreement. Licensee shall make its employees available for use by Broker in connection with Broker's fulfillment of its responsibilities under this
Agreement: provided, that all such employees of Licensee shall at all times be subject to the ultimate control and supervision of Licensee.

         (c) Broker shall be responsible for the salaries, commissions, taxes, insurance and other related costs of all personnel employed by Licensee (including but not limited to on-air personalities, engineering personnel, sales persons, traffic personnel, board operators and other programming staff members)
involved  in  the  production,   sale,  and  broadcast  of  its  programming  or
administration with respect to the operations of the Station. Broker shall be fully responsible for all compensation and the immediate supervision and direction
                                       5
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of its  employees,  subject,  however,  to  Licensee's  ultimate  control  while
Broker's employees are on the Station's premises. Broker may establish, staff and maintain a remote control point for the Station, subject to the control and oversight of the Licensee: provided, that Broker ensures that Licensee maintains the ability to preempt Broker's programming. Broker shall pay for (1) all telephone calls associated with program production, (2) any fees billed by ASCAP, BMI and SESAC, (3) all promotional expenses, and (4) all other copyright fees attributable to programming provided by Broker under this Agreement.

         (d) Notwithstanding anything to the contrary herein, Broker shall have the option to hire all of the Licensee's employees (except for those identified in subsection (a) of this section) when all of the Escrow Funds (less any distributions made therefrom in accordance with the terms of this Agreement) are distributed to the Selling Shareholders pursuant to Section 3.3 of the Escrow Agreement.

SECTION 1.7.      OPERATION OF STATION

         (a) Notwithstanding anything to the contrary in this Agreement, the Licensee shall retain exclusive authority and control over the policies, programming and operation of the Station, including, without limitation, the right (1) to accept or reject any programming or advertisements proffered by Broker, (2) to cancel or preempt any programs proffered by Broker, (3) to substitute for any program proffered by Broker a program deemed by the Licensee to be of greater national, regional or local interest, (4) to require that time sales by Broker to political candidates comply with law and policy regarding access, charges and equal opportunities, and (5) to take any other action which the Licensee deems necessary for compliance with federal, state and local laws, including the Act and the rules and policies of the FCC.

         (b) The Licensee will use its best efforts to provide Broker with reasonable prior notice of any intention to cancel or preempt any programming proffered by Broker.

         (c) Licensee shall be solely responsible for the Station's compliance with the Act as well as FCC rules and policies. Broker shall provide information to the Licensee with respect to Broker's programs to assist the Licensee in assessing the extent to which such programming is responsive to the needs and interests of the Station's service area and to enable the Licensee to prepare reports and applications required by the FCC and other governmental entities, including but not limited to a quarterly list of community issues and responsive programming.

         (d) Broker shall be responsible for all liabilities, debts and obligations with respect to the sale of time on the Station and use of the Station's transmission facilities after the Effective Date.

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SECTION 1.8.      STATION IDENTIFICATION

         The Licensee shall be responsible for the broadcast of required station identification announcements. Broker shall make available to Licensee, without charge, such announcements for such purpose as requested by Licensee and shall air such announcements during the programming supplied by Broker.

SECTION 1.9.      FORCE MAJEURE

         No breach of this Agreement shall be deemed to occur if circumstances beyond the control of the Licensee cause any (1) damage or malfunction in the Station's transmission facilities, (2) delay or interruption in the broadcast of programs, or (3) failure at any time to furnish the facilities to Broker: provided, that Licensee, or Broker acting under Licensee's supervision, shall undertake any and all commercially reasonable measures to restore the Station to fully authorized operation at the earliest practicable date, all at Broker's cost.

SECTION 1.10.      RIGHT TO USE THE PROGRAMS

         The right to use the Broker's programming and to authorize its use in any manner in any media whatsoever shall be, and remain, vested in Broker.

SECTION 1.11.      PAYOLA

         Neither Broker nor its employees or designated agents shall accept any consideration, compensation, gift or gratuity of any kind, regardless of its value or form, including but not limited to a commission, discount, bonus, material, supplies or other merchandise, services or labor, whether or not pursuant to written contract or agreement between Broker and merchants or advertisers, unless the payer is identified in the program in accordance with the Act and FCC rules and policies. Broker shall provide the Licensee with an appropriate affidavit within 60 days of the Effective Date of this Agreement and thereafter on an annual basis, and more frequently if reasonably requested by Licensee, attesting to its compliance with this section.

SECTION 1.12.      COMPLIANCE WITH LAW

         Broker shall comply in all material respects with all laws, rules, regulations and policies applicable to Broker's performance under this Agreement or to which the Licensee is subject in the operation of the transmission facilities and the broadcast of programs.

SECTION 1.13.      ACCOUNTS RECEIVABLE AND OTHER ASSETS

         Except as otherwise provided in this Agreement, Broker shall be entitled to retain any and all notes, monies and other accounts receivable of the Station relating to the sale of advertising time on the Station (the "LMA Accounts Receivable") after the Effective

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Date of and throughout the Term of this  Agreement.  At the  commencement of the
Term hereof, Licensee shall assign to Broker all of the accounts receivable generated for the Station prior to the Effective Date of this Agreement ("Licensee's Accounts Receivable") that are outstanding and unpaid on that date as well as all cash, receivables, and prepaids of the Company. Broker shall not be required to institute any legal proceedings to enforce the collection of any Accounts Receivable or to refer any of the Accounts Receivable to a collection agency.


                          ARTICLE II: PAYMENT OF MONIES

         In addition to the  reimbursement  of Licensee's  expenses  pursuant to
Section 1.4(a) of this Agreement, Broker shall pay a monthly fee to Licensee on the last day of each calendar month equal to the amounts required to be paid by Licensee to (1) NationsBank, N.A. or (2) Warner Bros. in the following month pursuant to the agreements Licensee has with those entities in effect as of the Effective Date.

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES

SECTION 3.1.      MUTUAL REPRESENTATIONS AND WARRANTIES

         Except with respect to Licensee's loan with NationsBank, N.A., each party represents and warrants to the other that it is legally qualified, duly empowered and authorized to enter into this Agreement, and that the execution, delivery and performance of this Agreement shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound. Licensee and Broker warrant, represent, covenant and certify that Licensee maintains, and shall continue to maintain, ultimate control over the Station's facilities during the Term of this Agreement, including, without limitation, control over the Station's finances, personnel and programming. Each party hereto represents and warrants that it has taken all necessary corporate and other necessary action to make this Agreement legally binding on such party, and that the individual signing this Agreement on behalf of such party has been fully authorized and empowered to execute this Agreement on behalf of such party.

SECTION 3.2.      LICENSEE'S REPRESENTATIONS AND WARRANTIES

         (a) Except as may be otherwise specified in the Purchase Agreement or the schedules thereto, (i) Licensee represents and warrants to Broker that it owns and holds the FCC Licenses for the Station and that each such license or authorization is in full force and effect, unimpaired by any acts or omissions of Licensee or its agents, there is not now pending or, to Licensee's knowledge, threatened any action by or before the FCC or any court to revoke, cancel, suspend, refuse to renew or modify adversely the FCC Licenses, (ii) as of the date of this Agreement, no event has occurred that does justify or, after notice or lapse of time or both, would justify, the revocation, nonrenewal or termination of any FCC License, (iii) Licensee is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state, or local governmental entity, court or authority

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having  jurisdiction over it or over any part of the operations or assets of the
Station, which violation would have a material adverse effect on the FCC Licenses, the Station Assets, or Licensee's ability to perform this Agreement, and (iv) Licensee will not dispose of, transfer, assign or pledge any of the Station assets except pursuant to the Purchase Agreement or with the prior written consent of Broker or except for non-material assets disposed of in the ordinary course of business.

         (b) Notwithstanding anything to the contrary in the Purchase Agreement, the representations and warranties of the Company and the Selling Shareholders set forth in the following provisions of the Purchase Agreement shall be deemed to be made as of September 30, 1997, and such representations and warranties shall not continue beyond such date (meaning that no claim for indemnification can be made for any change in fact or circumstance relating thereto which occurs after September 30, 1997): Section 2.4 (solely to the extent of the impact of this Agreement on such representation and warranty); Section 2.5 (to the extent related to the condition of the Real Property); Section 2.6 (to the extent related to the condition of the Personal Property); Section 2.10 (Audited Financial Statements); Section 2.13 (Compensation and Employee Plans); 2.14 (Labor Relations); Section 2.15 (Tax Returns and Audit, to the extent related to the Company's financial ability to pay taxes or establish reserves for taxes);
2.16 (Claims and Legal Actions); 2.17 (Compliance with Laws except as to any matter relating to 2.4 subject to this Agreement not being the cause of any such violation); Section 2.18 (Conduct of Business in Ordinary Course); Section 2.20 (Environmental); Section 2.23 (Cable Carriage).

         (c) Licensee shall update all the schedules in the Purchase Agreement ten (10) days prior to any distribution of the Escrow Funds to Selling Shareholders pursuant to Section 3.3 of this Agreement and thereafter as often as may be requested by Buyers (but in no event more than ONCE A month). Except as provided in this Agreement or with respect to those representations and warranties deemed to continue beyond September 30, 1997, Koplar shall have no liability with respect to any matter disclosed on any updated schedule. In no event shall Licensee be in breach of any representation or warranty to the extent caused by Broker's actions or omissions under this Agreement.

SECTION 3.3.      BROKER'S REPRESENTATIONS AND WARRANTIES

         (a) Broker represents and warrants to Licensee that Broker is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local governmental entity, court or authority having jurisdiction over it or over any part of its operation or assets, which violation would have a material adverse effect on Broker, its assets, or its ability to perform this Agreement, or the operation of the Station, or the FCC Licenses.

         (b) During the Term of this Agreement, Broker shall broadcast, without charge, any advertisements which Licensee is obligated to air under trade or barter agreements in existence prior to the date of this Agreement: provided, that such

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advertisements  will be  aired  on a run of  schedule  basis  at a time or times determined by Broker and preemptable for any party who will pay cash for the time. Broker shall honor all terms and conditions of Licensee's cash advertising agreements and programming agreements that are in existence as of the date of this Agreement and were entered into in the ordinary course of business.

SECTION 3.4.      INDEMNIFICATION

         (a) Each party shall defend, indemnify and hold harmless the other party and its partners, officers, stockholders, directors, employees, agents, successors and assigns, from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable attorneys' fees) resulting from any material breach or Event of Default under this Agreement.

         (b) A party shall notify the indemnifying party in writing as soon as it practicable and in any event within twenty (20) days of the occurrence of any event, or of its discovery of any facts, which in its opinion entitle or may entitle it to indemnification under this Section: provided, that failure to give such notice within such 20-day period shall not affect the liability of the indemnifying party under this Section unless the failure to give such notice within such time period materially adversely affects the indemnifying party's ability to defend itself against the event giving rise to the claim for indemnification or to cure the default giving rise to such claim, and then such indemnification obligations shall be reduced only to the extent of such material adverse effect. With respect to threatened or asserted claims of third parties, the indemnifying party shall promptly defend such claim by counsel of its own choosing. The other party shall reasonably cooperate in such defense.

         (c) If the indemnifying party, within a reasonable time after notice of a claim hereunder, fails to defend such claim, the other party shall be entitled to undertake the defense, compromise or settlement of such claim subject to the right of the indemnifying party to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 3.4 to the contrary notwithstanding: (i) the indemnified party shall have the right to defend, compromise or settle such claim if the indemnifying party fails to act in a timely manner and such failure is likely to have a material adverse effect upon the indemnified party; (ii) the indemnifying party will not, without the other party's written consent, settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the other party of a release from all liability in respect to such claim; and (iii) the indemnifying party shall not be liable for any settlement or compromise to which it did not consent, which consent shall not be unreasonably withheld.

         (d) Notwithstanding anything to the contrary in this Agreement, neither Licensee nor its officers, directors, agents and employees will be responsible or have any liability with respect to the financial and on-air or other operational performance of the station (e.g. ratings) during the Term of this Agreement: provided, that this subsection shall not affect Licensee's responsibilities under Section 1.7(c) of this Agreement.


                             ARTICLE IV: TERMINATION

SECTION 4.1.      EVENTS OF DEFAULT

         The following shall, after the expiration of the applicable cure period provided for in Section 4.2, without curing the acts or omissions set forth below, constitute an Event of Default:

         (a) Broker's failure to fully and timely make any payments to Licensee required under this Agreement;

         (b) a material breach by either party hereto in the material observance or performance of any material covenant, condition or undertaking contained herein; or

         (c) if any material representation or warranty made by either party in this Agreement shall prove to have been or become false or misleading in any material respect.

For purposes of Sections 4.1 (b) and (c) of this Agreement, no noncompliance will be deemed material unless such noncompliance does have or is likely to have an adverse impact on Licensee's ability to operate the Station in material compliance with applicable law or to maintain the business of the Station in any material respect.

SECTION 4.2.      CURE PERIOD

         An Event of Default shall not be deemed to have occurred until, in the case of payment of any money to Licensee, ten (10) business days, or in the case of any other default thirty (30) business days, after the nondefaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the action necessary to cure the Event of Default within such period. The aforementioned cure period shall be extended for twenty (20) days if the defaulting party is acting in good faith to cure the default and such delay is not materially adverse to the other parties. Notwithstanding the foregoing, the cure period with respect to the failure to timely pay any payroll or payroll tax deposit payable by Broker pursuant to this Agreement shall be two (2) business days.

SECTION 4.3.      TERMINATION UPON DEFAULT

         Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, unless the latter party is also in material default hereunder. If Broker has defaulted in the performance of its obligations and Licensee terminates this Agreement, Licensee shall be under no obligation to make available to Broker any further broadcast time or broadcast transmission facilities after the effective date of such termination (as determined by Section 1.2 of this Agreement).


SECTION 4.4.      TERMINATION UPON GOVERNMENT ACTION

         (a) This Agreement may be or, as the case may be, shall be terminated under any one of the following circumstances: (i) by Broker, if the FCC revokes any FCC License for the Station; (ii) by Broker or Licensee, as the case may be, if the FCC or any other governmental agency with jurisdiction over this Agreement, by order, rule, or policy requires a modification to this Agreement which is materially adverse to Broker and/or Licensee; or (iii) by Broker or Licensee, if the FCC or any other governmental agency with jurisdiction over this Agreement, by order, rule, or policy, requires the termination of this
Agreement: provided, that, if Licensee or Broker elects to contest the agency's proposed action, this Agreement shall remain in effect pending resolution of such dispute if permitted under applicable law; provided further, that each party shall be responsible for its own expenses incurred as a result of the agency proceeding; and provided further, that Broker shall, at its own expense, cooperate and comply with any reasonable request of Licensee to assemble and provide to Licensee information relating to Broker's performance under this Agreement. In the event that the validity of any portion of this Agreement is called into question by the FCC or as the result of any change in FCC rules or policies, the parties hereto shall consult with the FCC and its staff concerning such matters and shall negotiate in good faith a modification of this Agreement which obviates any such FCC questions as to validity while preserving the intent of the parties and the economic and other benefits of this Agreement without imposing or creating a material adverse consequence for either party.

         (b) In the event of termination  of this Agreement  under this section,
(i) Broker shall pay to the Licensee any monies due under this Agreement but unpaid as of the date of termination; and (ii) Licensee shall cooperate with Broker to the extent practicable to enable Broker to fulfill advertising or other programming contracts for cash compensation then outstanding, in which event the Broker shall receive such compensation payable therefor. Thereafter, neither party shall have any liability to the other, except as provided in
Section 3.4.

         (c) No termination of this Agreement shall cause a termination of the Purchase Agreement or cause any delay in the distribution of the Escrow Funds to the Selling Shareholders pursuant to the Escrow Agreement.

SECTION 4.5.      PAYMENTS TO PARTIES

         (a) Upon termination of this Agreement in accordance with its terms (by an Event of Default, consummation of the Purchase Agreement, or expiration of the Term of this Agreement), Broker shall, within ten (10) days of such termination, pay to Licensee all monies due Licensee.

     (b) Notwithstanding any other provision in this Agreement, in the event that either party terminates this Agreement without consummation of the Purchase Agreement, Licensee shall have the option of (i) having assigned to it as of the date of termination all of the LMA Accounts Receivable generated during the Term of this Agreement along with the obligation to pay any and all outstanding obligations of Licensee or Broker under this Agreement or (ii) accepting an assignment of the LMA Accounts Receivable generated under this Agreement, to and including the date of termination, for a period of one hundred twenty (120) days (with all monies collected to be distributed to Broker after each 30-day period within the aforementioned 120-day collection period and a return of all uncollected LMA Accounts Receivable to Broker upon expiration of that 120-day collection period), with Broker retaining sole responsibility for making any and all payments for expenses incurred under this Agreement prior to the date of termination. Licensee shall advise Broker of its election simultaneously with the provision of notice of termination.


                            ARTICLE V: MISCELLANEOUS

SECTION 5.1.      INSURANCE

         Licensee shall maintain at Broker's cost in full force and effect such insurance policies as carried by it on the Effective Date of this Agreement with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, broadcaster's general liability, including errors and omissions, invasion of privacy, libel and defamation claims, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be required by law) and in such amounts and on such terms as is conventionally carried by broadcasters operating television stations with facilities comparable to those of the Station. Licensee shall cause Broker to be named as an additional insured thereunder. Broker shall maintain similar insurance covering its actions and omissions under this Agreement, including invasion of privacy, libel and defamation claims based on Broker's programming. Broker will cause Licensee to be named as an additional insured thereunder. Any insurance proceeds received by any party hereto for damaged property will be used to repair or replace such property so that the operation of the Station conforms with this Agreement.

SECTION 5.2.      NOTICES

         All necessary notices, demands, requests and other communications permitted or required under this Agreement shall be in writing and shall be mailed by certified mail-return receipt requested, postage prepaid; delivered by hand; or sent by overnight courier service, charges prepaid, and addressed as follows (or to such other address as either party may designate in writing to the other):

            If to the Licensee:

                 Edward J. Koplar
                 President
                 Koplar Communications Television, L.L.C.
                 4935 Lindell Boulevard
                 St. Louis, Missouri  63108

                 with a copy to (but which shall not constitute notice to Licensee):

                 Joseph D. Lehrer, Esq.
                 Greensfelder, Hemker & Gale, P.C.
                 10 South Broadway, Suite 2000
                 St. Louis, MO  63102

                 If to Broker --
                 Douglas Gealy
                 ACME Television Holdings, L.L.C.
                 890 Bluespring Lane
                 Frontenac, MO  63131


                 and


                 Mr. Tom Allen
                 ACME Television Holdings, L.L.C.
                 Suite 850
                 650 Town Center Drive
                 Costa, Mesa, CA  92626

                 with a copy to (but which shall not constitute notice to Broker):

                 Lewis J. Paper, Esq.
                 Dickstein Shapiro Morin & Oshinsky LLP
                 2101 L Street, N.W.
                 Washington, DC  20037

SECTION 5.3.      WAIVER

         No modification or waiver of any provision of this Agreement shall be effective unless in writing. Such modification or waiver shall be effective only in the specific instance and for the purpose for which given.

SECTION 5.4.      CONSTRUCTION

         This Agreement shall be construed in accordance with the laws of the State of Missouri without regard to conflict of laws provisions. Except as otherwise stated herein, (i) all capitalized terms shall have the same meaning attributable to them in the Purchase Agreement, and (ii) all other rules of construction in the Purchase Agreement shall be applicable to this Agreement.

SECTION 5.5.      HEADINGS

         The headings contained in this Agreement are included for convenience only and no heading shall alter the meaning of any provision.

SECTION 5.6.      ASSIGNMENT

         This Agreement may not be assigned by either party without the prior written consent of the other party: provided, that Broker may (i) assign its rights and obligations under this Agreement to another party controlled by the same parties or to parties holding notes (the "Note Holders") issued by Broker or its parent in conjunction with the financing of the transactions contemplated by the Purchase Agreement or issued as replacements or substitutes therefor, including amendments and other modifications thereto and refinancings thereof (with the right of such Note Holders to acquire such rights and obligations only upon an event of default by Broker or its parent under the agreements evidencing such financing(s) or refinancing(s), and with the right of such Note Holders to further assign such rights and obligations without the consent of Licensee), or
(ii) grant a security interest for its rights under this Agreement without Licensee's consent (with a subsequent assignment pursuant to any foreclosure thereunder); provided further, that, upon distribution of any Escrow Funds to the Selling Shareholders, Broker may assign its rights and obligations under this Agreement to any other entity without Licensee's consent; and provided further, that any assignee of Broker's rights and obligations under this Agreement shall agree to be bound by and assume all of Broker's obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon each party's assignees, transferees, or other successors-in-interest.

SECTION 5.7.      COUNTERPART SIGNATURE

         This Agreement may be signed in one or more counterparts, and all counterparts shall be deemed to be one and the same document.

SECTION 5.8.      ENTIRE AGREEMENT

         This Agreement, the Purchase Agreement, and all documents referenced herein or therein embody the entire agreement between the parties with respect to the subject matters contained in this Agreement and supersede any and all prior and contemporaneous agreements and understandings, oral or written with respect to the subject matters contained in this Agreement. No amendment of this Agreement shall be valid unless embodied in a document executed by both parties.

SECTIONN 5.9.     NO PARTNERSHIP OR JOINT VENTURE CREATED

             Nothing in this Agreement shall be construed to make the Licensee and Broker partners or part of a joint venture or to vest any rights in any third party.

SECTION 5.10.     SEVERABILITY OF PROVISIONS

         Except as set forth in Section 4.4 hereto, in the event any provision contained in this Agreement is held to be invalid, illegal or unenforceable by the FCC or any court of competent jurisdiction, such holding shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not be contained herein.

SECTION 5.11.     LITIGATION EXPENSES.

If any formal legal proceeding is instituted by a party to enforce that party's rights under this Agreement, the party prevailing in the proceeding shall be reimbursed by the other party for all reasonable costs incurred thereby, including but not limited to reasonable attorneys' fees.

SECTION 5.12.     ACME RESPONSIBILITIES.

         ACME shall be jointly and severally liable for Broker's obligations under this Agreement. In no event shall ACME seek indemnification or other compensations (by way of reduction or Purchase Price under the Purchase Agreement or otherwise) for any damage or loss to any asset of the Station which accrues during the Term of this Agreement.

        5.13. CONFLICTING PROVISIONS. If any conflict should arise or exist between any provisions of this Agreement and the Purchase Agreement, the provisions of this Agreement shall govern.

                           ARTICLE VI: CERTIFICATIONS

SECTION 6.1.      CERTIFICATION BY THE LICENSEE

         By executing this Agreement, Licensee certifies that it retains ultimate control under this Agreement over the Station's facilities, including but not limited to Station finances, personnel and programming.

SECTION 6.2.      CERTIFICATION BY BROKER

         By executing this Agreement, Broker certifies that this Agreement complies with Section 73.3555 of the FCC's rules.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              KOPLAR COMMUNICATIONS, INC.



                              By:/s/Edward J. Koplar
                                 ----------------------------
                                 Edward J. Koplar
                                 President


                              KOPLAR TELEVISION CO., LLC



                              By:  /s/Edward J. Koplar
                                   --------------------------
                                   Edward J. Koplar
                                   President


                              ACME TELEVISION LICENSES OF
                                 MISSOURI, INC.


                              By:  /s/Douglas E. Gealy
                                   --------------------------
                                   Douglas E. Gealy
                                   President

                              ACME TELEVISION LICENSES, LLC



                              By: /s/Douglas E. Gealy
                                  ---------------------------
                                  Douglas E. Gealy
                                  President